Exhibit 10.60

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality requested. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the United States Securities and Exchange Commission.

April 10, 2008

Sixth Joint Memorandum by Microsoft Corporation (“Microsoft”) and Novell, Inc. (“Novell”)

Re:	Expansion of Territory for Existing Asia Pacific Commitment

Background on Prior Joint Memoranda/Amendments: On November 2, 2006, Microsoft and Novell entered into a Business Collaboration Agreement (“Original BCA”). The Original BCA defines the terms and conditions under which Novell will sell to Microsoft for distribution to prospective shared customers and other SUSE Linux Enterprise Server (“SLES”) licensees, the right to enroll in SLES support subscriptions (“Prepaid Subscription Rights”).

On December 28, 2006, the parties executed a Joint Memorandum (“BCA Amendment #1”) regarding participation by the parties’ respective Irish subsidiaries in the Original BCA. On January 16, 2007, the parties executed a First Amended and Restated Business Collaboration Agreement, superseding the Original BCA (such First Amended and Restated Business Collaboration Agreement, the “BCA”). Also on January 16, 2007, the parties executed a Second Joint Memorandum (“BCA Amendment #2”) regarding the impact of a January 16, 2007 participation agreement entered into between the parties’ respective Irish subsidiaries in the BCA. On May 1, 2007 the parties executed a Third Joint Memorandum (“BCA Amendment #3”) regarding certain expanded SLES Subscriptions available under Prepaid Subscription Rights. On December 21, 2007, the parties executed a Fourth Joint Memorandum (“BCA Amendment #4”) regarding promotion of SLES Subscriptions in the Asia Pacific region. On January 17, 2007, the parties executed a Fifth Joint Memorandum (“BCA Amendment #5”) regarding the creation of SLES High Performance Computing Subscriptions.

This Sixth Joint Memorandum: This Sixth Joint Memorandum (“BCA Amendment #6”) is entered into as of March 24, 2008 (“6th Memorandum Effective Date”) and is written to modify the territorial restrictions outlined in BCA Amendment #4. All capitalized terms not defined herein shall have the same meaning as set forth in the BCA or the applicable amendment.

Amendment: The following BCA amendments apply solely to modify the territorial restrictions on the distribution of the Asia Pacific Commitment, as originally provided for under BCA Amendment #4. The BCA (and all amendments thereto) is hereby modified as follows:

1.	Section 4.1 is amended by inserting the following as the last sentence:

With respect to all SLES Subscription certificates purchased under BCA Amendment #4, as amended to provide for worldwide distribution by this BCA Amendment #6, Microsoft’s purchase price for the right to enroll in a single SLES Subscription shall equal [***].

2.	Section 4.2(d) of the BCA, introduced as a new subsection in BCA Amendment #4, is amended by inserting the following at the end of the paragraph:

Novell will deliver to Microsoft Subscription Certificates reflecting such Prepaid Subscription Rights as follows: [***], Novell will deliver Subscription Certificates equivalent in value to [***] the Asia Pacific Commitment, and will include as part of such delivery any Multi-Year Subscriptions requested by Microsoft. Microsoft may also order delivery of additional Subscription Certificates purchased through the Asia Pacific Commitment (i.e., a number of Subscription Certificates in [***] Asia Pacific Commitment), in which case [***]. With respect

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to the total Prepaid Subscription Rights acquired by Microsoft under BCA Amendment #4, as of January 1, 2008, Microsoft may distribute the entire original Asia Pacific Commitment to Shared Customers and SLES licensees located anywhere in the world, subject to the provision below.

3.	Section 4.3(e) of the BCA is amended by inserting the following as the last sentence:

With respect to the Prepaid Subscription Rights acquired by Microsoft under BCA Amendment #4, the territorial restriction is amended by this BCA Amendment #6 and is hereby eliminated such that Microsoft is authorized to distribute the SLES Subscription certificates on a worldwide basis. Such certificates may be distributed to Shared Customers or SLES licensees located in Europe, the Middle East, or Africa provided a separate agreement between the parties’ respective Irish subsidiaries is first negotiated and executed with respect to that portion of the [***] SLES Subscription certificates expected to be marketed and sold to EMEA customers.

4.

Marketing. The parties further agree to develop a mutually acceptable field marketing plan, using a portion of the marketing funds available under section 3.1(b) of the BCA, to promote the sale and delivery of SLES Subscription certificates worldwide. Within 30 days after the 6th Memorandum Effective Date, the parties will define a sales and marketing plan for worldwide distribution of SLES Subscriptions.

5.	Termination: This BCA Amendment #6 shall run concurrently with the BCA and be subject to the same termination provisions.

6.	Effect. Except as expressly amended and supplemented by this BCA Amendment #6, the parties hereby ratify and confirm that terms and conditions of the BCA remain in full force and effect.

7.	Counterparts. This BCA Amendment #6 may be executed in counterparts, each of which shall be deemed an original, but each together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this BCA Amendment #6, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original signature copies of this BCA Amendment #6 to the other party as soon as practicable following execution thereof.

Accepted and Agreed by Novell, Inc.	Accepted and Agreed by Microsoft Corp.
Signature: /s/ Ryan L. Richards	Signature: /s/ Bradford L. Smith
Printed Name: Ryan L. Richards	Printed Name: Bradford L. Smith
Title: VP & Acting General Counsel	Title: General Counsel
Date: 04/10/08	Date: 04/10/08

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